                                RIGHTS AGREEMENT


                                     between


                               ANGEION CORPORATION


                                       and


                          NORWEST BANK MINNESOTA, N.A.


                            dated as of April 8, 1996

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
- -------                                                                     ----

1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Acquiring Person. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Adjustment Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Adverse Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Affiliate" and "Associate . . . . . . . . . . . . . . . . . . . . . . .   2
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Beneficial Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Close of business . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Common stock equivalents. . . . . . . . . . . . . . . . . . . . . . . .   4
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Continuing Director . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Current Market Price. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Current Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Equivalent preferred shares . . . . . . . . . . . . . . . . . . . . . .   4
     Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Exchange Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Final Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Original Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Preferred Share . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Preferred Share Fraction. . . . . . . . . . . . . . . . . . . . . . . .   5
     Principal Party . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Rights Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Rights Dividend Declaration Date. . . . . . . . . . . . . . . . . . . .   5
     Section 11(a)(ii) Election. . . . . . . . . . . . . . . . . . . . . . .   5
     Section 11(a)(ii) Event . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 11(a)(ii) Trigger Date. . . . . . . . . . . . . . . . . . . . .   6
     Section 13 Event. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 24(a) Election. . . . . . . . . . . . . . . . . . . . . . . . .   6
     Spread. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Stock Acquisition Date. . . . . . . . . . . . . . . . . . . . . . . . .   6
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Substitute Consideration. . . . . . . . . . . . . . . . . . . . . . . .   6

     Substitution Period . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Triggering Event. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

2.   Appointment of Rights Agent . . . . . . . . . . . . . . . . . . . . . .   6

3.   Issue of Rights Certificates. . . . . . . . . . . . . . . . . . . . . .   6

4.   Form of Rights Certificates . . . . . . . . . . . . . . . . . . . . . .   8

5.   Countersignature and Registration . . . . . . . . . . . . . . . . . . .   9

6.   Transfer, Split Up, Combination and Exchange of Rights Certificates;
     Mutilated, Destroyed, Lost or Stolen Rights Certificates. . . . . . . .  10

7.   Exercise of Rights; Purchase Price; Expiration Date . . . . . . . . . .  10

8.   Cancellation and Destruction of Rights Certificates . . . . . . . . . .  12


9.   Reservation and Availability of Capital Stock;  Registration. . . . . .  12

10.  Capital Stock Record Date . . . . . . . . . . . . . . . . . . . . . . .  13

11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of
     Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

12.  Certificate of Adjusted Purchase Price or Number of Shares. . . . . . .  21

13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power. .  21

14.  Fractional Rights and Fractional Shares . . . . . . . . . . . . . . . .  23

15.  Rights of Action. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

16.  Agreement of Rights Holders . . . . . . . . . . . . . . . . . . . . . .  24

17.  Rights Certificate Holder Not Deemed a Stockholder. . . . . . . . . . .  25

18.  Concerning the Rights Agent . . . . . . . . . . . . . . . . . . . . . .  25

19.  Merger or Consolidation or Change of Name of Rights Agent . . . . . . .  26

20.  Duties of Rights Agent. . . . . . . . . . . . . . . . . . . . . . . . .  26

21.  Change of Rights Agent. . . . . . . . . . . . . . . . . . . . . . . . .  28

22.  Issuance of New Rights Certificates . . . . . . . . . . . . . . . . . .  29

23.  Redemption and Termination. . . . . . . . . . . . . . . . . . . . . . .  29

24.  Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

25.  Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . . . .  31

26.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

27.  Supplements and Amendment . . . . . . . . . . . . . . . . . . . . . . .  33

28.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

29.  Determinations and Actions by the Board . . . . . . . . . . . . . . . .  33

30.  Benefits of this Agreement. . . . . . . . . . . . . . . . . . . . . . .  34

31.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

32.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

33.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

34.  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  34


Exhibits

A - Form of Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock

B -  Form of Rights Certificate

C -  Summary of Rights Agreement

                                RIGHTS AGREEMENT

     This RIGHTS AGREEMENT, dated as of April 8, 1996 (this "Agreement"), is between ANGEION CORPORATION, a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, on April 8, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of: (a) one Right for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on April 30, 1996 (the "Record Date"), and (b) one Right for each Common Share into which Series A Preferred Shares (as hereinafter defined) outstanding on the Record Date are convertible; PROVIDED THAT immediately upon conversion of such Series A Preferred Shares into Common Shares, the Rights previously attached to the Series A Preferred Shares shall automatically and without any further action become attached to the Common Shares, so that following conversion the holders of Series A Preferred Shares will hold the same number of Rights as were held before conversion, and the Board has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i) and/or Section 11(p)) for each Common Share issued between the Record Date and the earlier of the Distribution Date or the Expiration Date (both as hereinafter defined), each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined) of the Company having the rights, powers and preferences set forth in the form of the Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person":
(i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, other than pursuant to the receipt of stock dividends or stock splits on a pro rata basis on Common Shares already beneficially owned by such Person, then such Person shall be deemed to be an "Acquiring Person" or (ii) who is a Person who is the Beneficial Owner of 15% or more of the outstanding Common Shares but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Shares or (iii) who Beneficially Owns Common Shares consisting solely of one or more of (A) Common Shares Beneficially Owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a
Section 11(a)(ii) Trigger Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Shares), beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock.

          (b)  "Act" shall mean the Securities Act of 1933, as amended.

          (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

          (d) "Adverse Person" shall mean any Person determined to be an Adverse Person pursuant to the criteria set forth in Section 11(a)(ii)(B).

          (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

          (f) "Agreement" shall have the meaning set forth in the preamble clause at the beginning hereof.

          (g) (i) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                    (A) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns;

                    (B) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to
Section 11(i) in connection with an adjustment made with respect to any Original Rights;

                    (C) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right (sole or shared) to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule, whether or not the Company is subject to the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section 1(f)(i)(C) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act (and if such provisions are not applicable by law such proxy or solicitation is made in substantially the same manner as if such provisions were applicable), and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) (and if the Company is not subject to the Exchange Act, would not be then reportable if the Company was subject to the Exchange Act); or

                    (D) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 1(f)(i)(C)(1)) or disposing of such securities.

               (ii) Notwithstanding anything in this definition to the contrary, a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

               (iii) Notwithstanding anything in this definition to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person is deemed to own beneficially hereunder.

          (h) "Board" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (i) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

          (j) "Close of business" on any given date shall mean 5:00 p.m. Minnesota time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m. Minnesota time on the next succeeding Business Day.

          (k) "Common Shares" when used with reference to the Company shall mean the shares of Common Stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean: (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control or direct the management of such first-mentioned Person, and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

          (l)  "Common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii).

          (m) "Company" shall have the meaning set forth in the preamble clause at the beginning of this Agreement.

          (n) "Continuing Director" shall mean (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Person, or a representative or designee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Person, or a representative or designee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (o)  "Current Market Price" shall have the meaning set forth in
Section 11(d).

          (p) "Current Value" shall have the meaning set forth in Section 11(a)(iii).

          (q) "Distribution Date" shall have the meaning set forth in Section 3(a).

          (r)  "Equivalent preferred shares" shall have the meaning set forth in
Section 11(b).

          (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (t)  "Exchange Ratio" shall have the meaning set forth in Section
24(a).

          (u)  "Expiration Date" shall have the meaning set forth in Section
7(a).

          (v) "Final Expiration Date" shall mean the close of business on April 7, 2006.

          (w) "Original Rights" shall have the meaning set forth in Section 1(g)(i)(B)(3).

          (x) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (y) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Continuing Directors who are not officers of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

          (z) "Preferred Share" shall mean a share of Series B Junior Preferred Stock, par value $.01 per share, of the Company and, to the extent that there are not a sufficient number of shares of Series B Junior Preferred Stock authorized to permit the full exercise of the Rights, shares of any other series of Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Preferred Stock.

          (aa) "Preferred Share Fraction" shall mean one one-thousandth of a Preferred Share.

          (bb) "Principal Party" shall have the meaning set forth in Section 13(b).

          (cc) "Purchase Price" shall have the meaning set forth in Section
4(a).

          (dd) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (ee) "Redemption Price" shall have the meaning set forth in Section 23(a).

          (ff) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (gg) "Rights Agent" shall have the meaning set forth in the preamble clause at the beginning of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

          (hh) "Rights Certificates" shall have the meaning set forth in Section 3(a).

          (ii) "Rights Dividend Declaration Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (jj) "Section 11(a)(ii) Election" shall mean the election described in Sections 11(a)(ii)(x) and (y).

          (kk) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A) or (B).

          (ll) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii).

          (mm) "Section 13 Event" shall mean any event described in clauses (i),
(ii) or (iii) of Section 13(a).

          (nn) "Section 24(a) Election" shall have the meaning set forth in
Section 24(a).

          (oo) "Series A Preferred Shares" shall mean shares of Preferred Stock, Series A, par value $.01 per share, of the Company.

          (pp) "Spread" shall have the meaning set forth in Section 11(a)(iii).

          (qq) "Stock Acquisition Date" shall mean the date of first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act), that an Acquiring Person has become an Acquiring Person.

          (rr) "Subsidiary" shall mean, with reference to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or equity interests is beneficially owned, directly or indirectly, or otherwise controlled by such first-mentioned Person.

          (ss) "Substitute Consideration" shall have the meaning set forth in
Section 11(a)(iii).

          (tt) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii).

          (uu) "Trading Day" shall have the meaning set forth in Section
11(d)(i).

          (vv) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such additional Rights Agents as it may deem necessary or desirable.


     Section 3.     ISSUE OF RIGHTS CERTIFICATES.

          (a) Until the first to occur of (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board, acting by a majority of the Continuing Directors, prior to such time as any Person has become an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any

Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule) (and if such provisions are not applicable, such offer is published, sent or given in substantially the same manner as if such provisions were applicable), if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Common Shares then outstanding, or (iii) the close of business on the tenth Business Day after a determination, pursuant to Section 11(a)(ii)(B), that a Person is an Adverse Person (the first to occur of (i), (ii), and (iii) being herein referred to as the "Distribution Date"),
(A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Shares (or for the Series A Preferred Shares until such convert into Common Shares) registered in the names of the holders thereof (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates and (B) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p), at the time of distribution of the Right Certificates, the Company shall make and notify the Rights Agent of the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights Agreement, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of the Record Date, until the Distribution Date, ownership of and beneficial interests in the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares. Certificates issued after the Record Date upon the transfer of Common Shares outstanding on the Record Date shall bear the legend set forth in Section 3(c).

          (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Rights shall also be issued to the extent provided in
Section 22 in respect of all Common Shares which are issued after the Distribution Date and prior to the Expiration Date. Certificates representing Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares) issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for the associated Rights, and shall bear the following legend:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Angeion Corporation (the "Company") and Norwest Bank Minnesota, N.A. (the "Rights Agent") dated as of April 8, 1996 (the "Rights Agreement"), and as the same may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

Until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by certificates for Common Shares shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such Common Shares, whether or not containing the foregoing legend.

     Section 4.     FORM OF RIGHTS CERTIFICATES.

          (a) The Rights Certificates (and the forms of election to purchase, certification and assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, national market system or over-the-counter market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of Preferred Share Fractions as shall be set forth therein at the price per Preferred Share Fraction set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by a Person reasonably believed by at least a majority of the Continuing Directors to be (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such

Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Continuing Directors has determined is part of an oral or written plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued to any such Person pursuant Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          "The Rights represented by the Rights Certificate are or were beneficially owned by a person who was or became an [Acquiring] [Adverse] Person or an Affiliate or Associate of an [Acquiring] [Adverse] Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

     Section 5.     COUNTERSIGNATURE AND REGISTRATION.

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, its President and Chief Operating Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the date of each of the Rights Certificates and whether each such Rights Certificate contains a legend as set forth in
Section 4(b).

     Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 20(k), at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Preferred Share Fractions (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 20(k), countersign and deliver to each Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if so requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

      Section 7.    EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE.

          (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the first to occur of: (i) the Final Expiration Date; (ii) the time at which such Rights expire as provided in Section 13(d);
(iii) the time at which such Rights are redeemed as provided in Section 23; or
(iv) the time
at which such Rights are exchanged as provided in Section 24 (the first to occur of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each Preferred Share Fraction pursuant to the exercise of a Right shall initially be $70.00 and shall be subject to adjustment from time to time as provided in Section 11 and 13(a) and shall be payable in accordance with Section 7(c).

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Preferred Share Fraction (or Common Share, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or governmental charge, the Rights Agent shall, subject to Section 14(b) and
Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such Preferred Shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) promptly after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made by cash, certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company (including without limitation, upon an appropriate Section 11(a)(ii) Election or Section 24(a) Election, Common Shares), pay cash and/or distribute other assets pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Continuing Directors has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates in accordance with the rules and regulations of the Securities and Exchange Commission, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     RESERVATION AND AVAILABILITY OF CAPITAL STOCK;
REGISTRATION.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available for issuance upon the exercise of outstanding Rights as many of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, if applicable, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), which together at all times after the Distribution Date as provided in this Agreement, including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) If the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities, if applicable) issuable and deliverable upon the exercise of the Rights are listed or admitted for trading on any national securities exchange or included for quotation on any national market system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares and other securities reserved for such issuance to be listed or admitted for trading on such national securities exchange or included for quotation on any such national market system upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as is required by law after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement or statements under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing, and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "Blue Sky" laws of all states required in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement or statements and permit it or them to become effective. Upon any such suspension, the Company shall either advise in writing all shareholders of record as of that date or issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as either advise in writing all shareholders of record as of that date or issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction, if any, shall have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement (if required by law) shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities, if applicable) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and, with respect to Preferred Shares, Common Shares or other shares of capital stock, fully paid and non-assessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes and governmental charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Preferred Share Fractions (or Common Shares or other securities, as the case may be) upon the exercise of Rights.
The Company shall not, however, be required (i) to pay any tax or governmental charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

     Section 10. CAPITAL STOCK RECORD DATE. Each Person in whose name any certificate for a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Share Fractions (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or other securities, as the case may be), fractional or otherwise, on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares (or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on any security of the Company payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of shares or effect a reverse stock split of the outstanding Preferred Shares, or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Company's transfer books for the Preferred Shares (or other capital stock, as the case may be) were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

               (ii) Subject to Section 24 of this Agreement, in the event:

                    (A) Any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a), or

                    (B) the Board shall declare any Person to be an Adverse Person, upon a determination by at least a majority of the Continuing Directors, that such

          Person, alone or together with its Affiliates or Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of a substantial amount of Common Shares (which amount shall in no event be less than 10% of the Common Shares then outstanding) and a determination by at least a majority of the Continuing Directors, after reasonable inquiry and investigation, including consultation with such Persons as such directors shall deem appropriate, that (1) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person or its Affiliates or Associates with short-term financial gain under circumstances where at least a majority of the Continuing Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (2) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company, then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) such number of Preferred Share Fractions, or (y) at the election of at least a majority of the Continuing Directors and in lieu of a number of Preferred Share Fractions (a "Section 11(a)(ii) Election"), such number of Common Shares, that equals the result obtained by (xx) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right was exercisable immediately prior to the first occurrence of a
Section 11(a)(ii) Event, and (yy) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by one one-thousandth of 50% of the Current Market Price (determined pursuant to Section 11(d)(ii) per Preferred Share (or 50% of the current market price (determined pursuant to Section 11(d)(ii)) per Common Share, as the case may be) on the date of such first occurrence (such number of shares, the "Adjustment Shares").

               (iii) In the event that the number of Preferred Shares (or Common Shares, if applicable) that are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (b) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Preferred Shares, Common Shares and/or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which based on, among other things, the dividend and liquidation rights of such preferred shares, have substantially the same economic value as Common Shares (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the "Substitute Consideration"), having an aggregate value equal to the Current Value, where such aggregate value has been determined by at least a majority of the Continuing Directors based upon the advice of an investment banking firm selected by at least a majority of the Continuing Directors; provided, however, if the Company shall not have made adequate provision to deliver substitute consideration pursuant to clause (B) above within 30 days following the later of (x) the date of the occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Preferred Shares (or Common Shares, as the case may be), to the extent available and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If at least a majority of the Continuing Directors shall determine in good faith that it is likely that sufficient additional Preferred Shares (or Common Shares, as the case may be) could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (xx) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (yy) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall give notice to the Rights Agent and either advise in writing all shareholders of record as of that date or issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and either a written notice to all shareholders of record or a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), (xxx) the value of the Preferred Shares shall be the Current Market Price (as determined pursuant to Section 11(d)(ii)) per Preferred Share on the Section 11(a)(ii) Trigger Date,
(yyy) the value of the Common Shares (if applicable) shall be the Current Market Price (as determined pursuant to Section 11(d)(i)) per Common Share on the
Section 11(a)(ii) Trigger Date, and (zzz) the value of any other "common stock equivalent" shall be deemed to have the same value as a Common Share on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of any security of the Company entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the Current Market Price (as determined pursuant to Section 11(d)(ii)) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may in a form other than cash, the value of such consideration shall be as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly dividend out of the earnings or retained earnings of the Company), assets (other than a regular quarterly dividend referred to above or a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)(ii) per Preferred Share on such record date, less the fair market value (as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d)(ii)) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, split, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Continuing Directors. If on any such date no market maker is making a market in the Common Shares, the "Current Market Price" per share shall mean the fair value per share as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or national market system, a Business Day.

               (ii) For the purpose of any computation hereunder, the "Current Market Price" per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the "Current Market Price" per Preferred Share shall be conclusively deemed to be an amount equal to one thousand (1000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the Current Market Price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "Current Market Price" per Preferred Share shall mean the fair value per share as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of a Preferred Share Fraction shall be equal to the "Current Market Price" of one Preferred Share divided by one thousand (1000).

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandths of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction or event which mandates such adjustment or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a),
(b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Share Fractions purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Share Fractions (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (A) the number of Preferred Share Fractions covered by a Right immediately prior to this adjustment, by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company, acting by the decision of at least a majority of the Continuing Directors, may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Preferred Share Fractions purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth of a Preferred Share) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall either advise in writing all shareholders of record as of that date or make a public announcement of its election to adjust the number of Rights, indicating the record date of the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 Business Days later than the date of written advice to all shareholders of record or the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Share Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Preferred Share Fraction and the number of Preferred Share Fractions which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of Preferred Share Fractions issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Share Fractions at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment at least a majority of the Continuing Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price, or (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)),
(ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of Common Shares outstanding following the occurrence of such event.

          (q) If neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange or national market system, in determining "Current Market Price" per Common Share or Preferred Share under any section of this Agreement, the Continuing Directors shall aggregate (i) the value of any claims the Company may then have in pending litigation, valued separately from the remainder of the Company's assets and business, with (ii) the value of the remainder of the Company's assets and business.

     Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such Certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 26. The Rights Agent shall be fully authorized to rely and be protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case, except as contemplated by Section 13(d), proper provision shall be made so that: (A) each holder of a Right, except as provided in
Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Preferred Share Fractions for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Preferred Share Fractions for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;
(C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

          (b) "Principal Party" shall mean (i) in the case of any transaction described in Section 13(a)(i) or (ii), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation, and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

          (c) (i) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party will (A) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and
(2) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

               (ii) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (d)  Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 13(d), all Rights hereunder shall expire.

     Section 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by at least a majority of the Continuing Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date shall be as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (b) The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates that evidence fractional preferred Shares, except in each case for fractions which are integral multiples of Preferred Share Fractions. In lieu of fractional Preferred Shares which are not integral multiples of Preferred Share Fractions, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be as determined pursuant to Section 11(d)(ii) for the Trading Day immediately prior to the date of such exercise.

          (c)  Following the occurrence of a Triggering Event and at or after a
Section 11(a)(ii) Election or Section 24(a) Election, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be as determined pursuant to Section 11(d)(i) for the Trading Day immediately prior to the date of such exercise.

          (d) In the event the Company determines it advisable to issue fractions of Rights, fractions of Preferred Shares for fractions which are not integral multiples of Preferred Share Fractions or fractions of Common Shares as permitted in this Agreement, the Company shall immediately so notify the Rights Agent, and in no event later than five Business Days prior to the date such fractions are to be issued. The Company and the Rights Agent shall then adopt mutually agreeable procedures with respect to any such issuance. In the event the Company and the Rights Agent are unable to agree upon such procedures, the Rights Agent may resign and be discharged from its duties under this Agreement or the Company may remove the Rights Agent, both as set forth in Section 21; provided, however, that only one day's prior written notice need be given of such resignation or removal.

          (e) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights, or any fractions of Preferred Shares for fraction which are not integral multiples of a Preferred Share Fraction, or any fractional Common Shares (if applicable) upon exercise of a Right, except as permitted by this Section 14.

     Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares). Any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferrable only in connection with the transfer of Common Shares;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly completed and fully executed and otherwise complying with any other requirements set forth in this Agreement;

          (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share Certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice or knowledge to the contrary; and

          (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Preferred Share Fractions or any other securities of the Company (including the Common Shares) which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.    CONCERNING THE RIGHTS AGENT.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including without limitation the costs and expenses of defending against and appealing any such claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

          (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and any such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall not be liable or responsible hereunder except for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11,
Section 13 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 describing any such adjustment); nor shall it be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or Common shares will, when so issued, be validly authorized and issued, fully paid and non-assessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions or direction with respect to the administration of this Agreement and the exercise and performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice, instructions or direction in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions or direction of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself by or through its attorneys or agents, and the Rights Agent shall not be liable or responsible for any act, default, neglect or misconduct of any such attorneys or agents or for any loss or damages to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer until it has received instructions with respect thereto from the Company.

     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Shares and the Preferred Shares the existence of which the Rights Agent has received notice from the Company, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States, the State of Minnesota or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a bank or trust company in the State of Minnesota or the State of New York) in good standing, having an office in the State of Minnesota or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus adequate in the judgment of at least a majority of the Continuing Directors to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of Rights, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates or, prior to the Distribution Date, to the registered holders of the Common Shares. Failure to give any notice provided for in this Section 21 or to appoint a successor Rights Agent, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be specified by at least a majority of the Continuing Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options, grants or awards outstanding as of the Distribution Date under any benefit plan or arrangement for employees or directors, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by at least a majority of the Continuing Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance could create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of issuance thereof.

     Section 23.    REDEMPTION AND TERMINATION.

          (a) The Board, acting by at least a majority of the Continuing Directors, may, at its option, at any time prior to the first to occur of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record
Date), (ii) the tenth Business Day after a determination, pursuant to Section 11(a)(ii)(B), that a person is an Adverse Person, or (iii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.005 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price in Preferred Shares (based on the "Current Market Price," as defined in Section 11(d)(ii) of the Preferred Shares at the time of redemption), Common Shares (based on the "Current Market Price," as defined in
Section 11(d)(i) of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board, acting by a majority of the Continuing Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company shall promptly notify the Rights Agent following the action of the Board ordering redemption of the Rights.

          (b) Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent for the Common Shares; provided, however, the failure to give or any defect in any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24.    EXCHANGE.

          (a) The Board, acting by at least a majority of the Continuing Directors, may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which (i) shall not include Rights that have become void pursuant to the provisions of
Section 7(e)) for Preferred Share Fractions (or, at the election of at least a majority of the Continuing Directors (a "Section 24(a) Election"), Common Shares) at an exchange ratio of one Preferred Share Fraction (or Common Share, as the case may be) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

          (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Preferred Share Fractions (or Common Shares, as the case may be) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly notify the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry book of the Rights Agent. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Preferred Share Fractions (or Common Shares, as the case may be) for Rights will be effected and, in the event of any partial exchange, shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provision of Section 7(e)) held by each holder of Rights.

          (c) In the event that there shall not be sufficient Preferred Shares (or Common Shares, if applicable) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Preferred Shares (or Common Shares, as the case may be) for issuance upon exchange of the Rights.

          (d) The Company shall not be required to issue fractions of Common Shares or Preferred Shares or to distribute certificates which evidence fractional Common Shares or Preferred Shares, except in each case for fractions of Preferred Shares which are integral multiples of Preferred Share Fractions. In lieu of such fractional Preferred Shares which are not integral multiples of Preferred Share Fractions, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Preferred Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Preferred Share, as determined pursuant to the second sentence of Section 11(d)(ii), for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          (e) If applicable, the Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(e), the current market value of a whole Common Share shall be as determined pursuant to Section 11(d)(i) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.    NOTICE OF CERTAIN EVENTS.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or (ii) at least ten Business Days prior to the record date for determining holders of Preferred Shares for purposes of such action, and in the case of any such other action, at least ten Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares, whichever shall be the earlier.

          (b) In case any Triggering Events shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13, and (ii) in the event of an appropriate Section 11(a)(ii) Election or Section 24(a) Election, all references, in Section 25(a) shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

     Section 26.    NOTICES.

          (a) Notices, communications or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Angeion Corporation
               3650 Annapolis Lane, Suite 170
               Minneapolis, MN 55447-5434


               Attention:     Whitney A. McFarlin
                              Chairman of the Board and
                              Chief Executive Officer

               with a copy to:

               Outside Counsel for Angeion Corporation
               Attn:  Thomas C. Thomas
               Oppenheimer Wolff & Donnelly
               Plaza VII, Suite 3400
               45 South Seventh Street
               Minneapolis, Minnesota  55402

          (b) Subject to the provisions of Section 21, notices, communications or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Norwest Bank Minnesota, N.A.
               161 North Concord Exchange
               South St. Paul, Minnesota 55075-0738

               Attention:  Stock Transfer Department

          (c) Notices, communications or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company, the transfer agent for the Common Shares or the Rights Agent, as appropriate.

     Section 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may (acting by at least a majority of the Continuing Directors), and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement, including without limitation to modify or amend the definition of Acquiring Person set forth in Section 1(a) hereof and to change the Purchase Price set forth in Section 4(a) hereof, without the approval of any holders of certificates representing Common Shares and without the approval of any holders of Rights or holders of certificates representing Rights. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may (acting by at least a majority of the Continuing Directors), and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein,
(c) to shorten or lengthen any time period hereunder, or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person); provided, this Agreement may not be supplemented or amended to lengthen (i) a time period relating to when the rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.
Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date or the number of Preferred Share Fractions for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3d(d)(1)(i) of the General Rules and Regulations under the Exchange Act, whether or not the Common Shares are registered under the Exchange Act. The Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) or to the Company (where specifically provided for herein, acting by at least a majority of the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, interpretations and determinations (including for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board or any director to any liability to the holders of the Rights.

     Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

     Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and at least a majority of the Continuing Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose of effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by such Continuing Directors. Without limiting the foregoing, if any provisions requiring that a determination be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

     Section 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                  ANGEION CORPORATION



By: /s/ David L. Christofferson          By: /s/ Whitney A. McFarlin
   ------------------------------           -----------------------------
Name:   David L. Christofferson          Name:   Whitney A. McFarlin
Title:  Vice President, Chief            Title:  Chairman of the Board,
        Financial Officer and                    President and
        Secretary                                Chief Executive Officer



Attest:                                  NORWEST BANK MINNESOTA, N.A.



By: /s/ Barbara M. Novak                 By: /s/ Karri L. VanDell
   ------------------------------           -----------------------------
Name:   Barbara M. Novak                 Name:   Karri L. VanDell
Title:  Assistant Vice President         Title:  Account Manager

                                                                       EXHIBIT A


                                      FORM

                                       of

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       of

                         SERIES B JUNIOR PREFERRED STOCK

                                       of

                               ANGEION CORPORATION

                      Pursuant to Section 302A.401 of the
                       Minnesota Business Corporations Act
                            of the State of Minnesota

                               -------------------

     We, Whitney A. McFarlin, Chief Executive Officer, and David L. Christofferson, Chief Financial Officer, of Angeion Corporation, a corporation organized and existing under the Business Corporations Act of the State of Minnesota (the "Corporation"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors by the Articles of Incorporation of the Corporation, the said Board of Directors on April 8, 1996, adopted the following resolution creating a series of three hundred thousand (300,000) shares of Preferred Stock designated as Series B Junior Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participation, optional and other special rights of the shares of such series, and the qualifications, limitation or restrictions thereof are as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as Series B Junior Preferred Stock, par value $.01 per share (the "Series B Junior Preferred Shares"), and the number of shares constituting such series shall be three hundred thousand (300,000).

     Section 2.  DIVIDENDS AND DISTRIBUTIONS.

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to Series B Junior Preferred Shares with respect to dividends, the holders of Series B Junior Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, March, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date," commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series B Junior Preferred Share, in an amount per share (rounded to the nearest cent) equal to (subject to the provision for adjustment hereinafter set forth), 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series B Junior Preferred Share. In the event the Corporation shall at any time after April 8, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series B Junior Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Junior Preferred Shares as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (c) Dividends shall begin to accrue and be cumulative on outstanding Series B Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series B Junior Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Junior Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series B Junior Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of Series B Junior Preferred Shares shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each Series B Junior Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series B Junior Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in dividends on the Series B Junior Preferred Shares shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Junior Preferred Shares shall have the right at such meeting, voting together as a single class, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of Series B Junior Preferred Shares (herein called a "Series B Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in dividends shall cease to exist. Any Series B Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series B Junior Preferred Shares, voting together as a single class, at a meeting of the stockholders, or of the holders of Series B Junior Preferred Shares called for such purpose. Thereafter, so long as a default in dividends on the Series B Preferred Shares shall exist (i) any vacancy in the office of a Series B Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Series B Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Series B Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series B Junior Preferred Shares, voting together as a class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Series B Preferred Director shall be deemed, for all purposes hereof, to be a Series B Preferred Director. Whenever the term of office of the Series B Preferred Directors shall end and no default in dividends on the Series B Junior Preferred Shares shall exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes of this Section 3(b), a "default in dividends" on the Series B Junior Preferred Shares shall be deemed to have occurred whenever there shall be an arrearage in the payment of any dividends to which the holders of the Series B Junior Preferred Shares are entitled to receive, whether or not any such dividends have been declared by the Board of Directors, for six consecutive quarters, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series B Junior Preferred Shares then outstanding shall have been paid through the last Quarterly Dividend Payment Date.

          At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of the Series B Junior Preferred Shares shall, call a special meeting of holders of such Series B Junior Preferred Shares for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation; provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. After the number of directors of the Corporation shall have been increased by two as hereinabove provided, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the Articles of Incorporation or By-laws, provided that no such action shall impair the right of the holders of Series B Junior Preferred Shares to elect and to be represented by two directors as herein provided.

     (c) Except as otherwise provided herein, in the Articles of Incorporation of the Corporation or by law, the holders of Series B Junior Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     Section 4.  CERTAIN RESTRICTIONS.

     (a) Whenever any dividends or other distributions payable on the Series B Junior Preferred shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series B Junior Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any share ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Preferred Shares;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Shares, except dividends paid ratably on the Series B Junior Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Preferred Shares; or

         (iv) purchase or otherwise acquire for consideration any Series B Junior Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any Series B Junior Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     Section   LIQUIDATION, DISSOLUTION OR WINDING UP.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Junior Preferred Shares shall be entitled to receive the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series B Junior Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series B Junior Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Junior Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The Series B Junior Preferred Shares shall not be redeemable.

     Section 9. RANKING. The Series B Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. FRACTIONAL SHARES. Series B Junior Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Preferred Shares.

     Section 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Junior Preferred Shares, voting separately as a class.

     IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this day of April, 1996.


                                        /s/ Whitney A. McFarlin
                                        --------------------------------------
                                        Whitney A. McFarlin
                                        Chief Executive Officer


ATTEST:


/s/ David L. Christofferson
- -------------------------------------
David L. Christofferson
Chief Financial Officer

                                                                       EXHIBIT B


                          [Form of Rights Certificate]


Certificate No. R-                                                        Rights
                                                                    -----

NOT EXERCISABLE AFTER APRIL 7, 2006 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.005 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*













__________
*The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the preceding sentence.

                               ANGEION CORPORATION

                               RIGHTS CERTIFICATE

     This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 8, 1996 (the "Rights Agreement"), between Angeion Corporation, a Minnesota corporation (the "Company"), and [Norwest Bank Minnesota, N.A.], a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Minneapolis time) on April 7, 2006 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable Series B Junior Preferred Share, par value $.01 per share, (the "Preferred Shares"), of the Company, at a purchase price (the "Purchase Price") of $70.00 per one one-thousandth of a Preferred Share (such fraction, a "Preferred Share Fraction"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid by cash, certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of Preferred Share Fractions which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Preferred Share Fraction set forth above, are the number and Purchase Price as of the close of business on ___________, ____, based on the Preferred Shares as constituted at such date. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares will be issued.

     Capitalized terms used herein without definition shall have the meaning given to them in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the

Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

     Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Share Fractions as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed, subject to the approval of at least a majority of the Continuing Directors, at a redemption price of $.005 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), (ii) the tenth Business Day after a determination that a Person is an Adverse Person, or (iii) the Final Expiration Date.

     Subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, subject to the approval of at least a majority of the Continuing Directors, exchange all or part of the Rights evidenced by this Certificate for Preferred Share Fractions, or, upon an appropriate Section 24(a) Election, Common Shares.

     No Fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of a Preferred Share Fraction), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company (including Common Shares) which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________,_____.


ATTEST:                            ANGEION CORPORATION


__________________________________      By:___________________________
                                        Title:________________________

Countersigned:

[__________________________]



By:________________________________
   Authorized Officer

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto _________________________________________________________________
               (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  ___________________________     ________________________________________
                                        Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.


Date: _______________          ______________________________________________
                                   Signature


Signature Guaranteed:


                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)


To:  ANGEION CORPORATION

     The undersigned irrevocably hereby elects to exercise ______ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or Common Shares or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number ___________________________
_______________________________________________________
(Please print name and address)


_______________________________________________________
     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ___________________________
_______________________________________________________
(Please print name and address)

_______________________________________________________


Dated: __________, ____.      __________________________________________________
                                   Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.


Date: ______________          __________________________________________________
                                   Signature


Signature Guaranteed:


                                     NOTICES

     The signature to the foregoing Election or Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C

                               ANGEION CORPORATION

                           SUMMARY OF RIGHTS AGREEMENT


     On April 8, 1996, the Board of Directors of Angeion Corporation (the "Company") declared a dividend distribution of: (a) one preferred share purchase right (the "Rights") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Shares"), payable to shareholders of record at the close of business on April 30, 1996, and (b) one Right for each Common Share into which Series A Preferred Shares (as hereinafter defined) outstanding on the Record Date are convertible; PROVIDED THAT immediately upon conversion of such Series A Preferred Shares into Common Shares, the Rights previously attached to the Series A Preferred shall automatically and without any further action become attached to the Common Shares, so that following conversion the holders of Series A Preferred Shares hold the same number of Rights as were held before conversion. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Preferred Share Fraction") of the Company's Series B Junior Preferred Stock, par value $.01 per share (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a purchase price of $70.00 per Preferred Share Fraction (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of April 8, 1996 between the Company and Norwest Bank Minnesota, N.A. as Rights Agent.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and will be distributed to the holders thereof upon the first to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (other than as a result of a Permitted Offer, as defined) (the "Stock Acquisition Date"), (ii) ten business days (or such later date as the Board of Directors, acting by a majority of the Continuing Directors, may determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares (other than as a result of a Permitted Offer, as defined), or (iii) ten business days after a determination by at least a majority of the Continuing Directors that a Person is an Adverse Person, and that such Person, alone or together with its affiliates and associates, has become the beneficial owner of a substantial amount of Common Shares (which amount shall in no event be less than 10% of the Common Shares then outstanding) and (a) such beneficial ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where at least a majority of the Continuing Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position)(the earlier of (i), (ii) and (iii) being called the "Distribution Date").

     A "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Continuing Directors who are not officers of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

     A "Continuing Director" is (i) any member of the Board of Directors prior to April 8, 1996, while such person is a member of the Board of Directors, who is not an Acquiring Person or an Adverse Person, or an affiliate or associate of either of the foregoing, or a representative or designee of an Acquiring Person or an Adverse Person or any such affiliate or associate, or (ii) any person who subsequently becomes a member of the Board of Directors who is not an Acquiring Person or an Adverse Person, or an affiliate or associate of either of the foregoing, or a representative or designee of an Acquiring Person, an Adverse Person or any such affiliate or associate, and whose nomination or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

     Until the Distribution Date, (i) the Rights will be evidenced by certificates representing Common Shares and/or Series A Preferred Shares, as the case may be, and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after April 8, 1996, will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificate for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 7, 2006, unless earlier redeemed or exchanged by the Company as described below (the earliest of all such dates, the "Expiration Date").

     As soon as practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All Common Shares issued prior to the earlier of the Distribution Date and the Expiration Date will be issued with Rights. Common Shares issued after the Distribution Date upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued prior to the Distribution Date will be issued with Rights.

     In the event (i) that a person or group, with certain exceptions, becomes the beneficial owner of more than 15% of the then outstanding Common Shares or
(ii) at least a majority of the Continuing Directors determines that a person is an Adverse Person, then each holder of a Right will thereafter have the right to receive, upon exercise, that number of Preferred Share Fractions (or in certain circumstances, that number of Common Shares, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Rights, however, are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of either of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person (or certain related persons and transferees) will be null and void. The events set forth in this paragraph are referred to as "Section 11(a)(ii) Events."

     For example, at an exercise price of $70 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $140 worth of Preferred Share Fractions (or Common Shares or other consideration as noted above) for $70. Assuming that Preferred Shares had a per share value of $17,500 at such time, and that Preferred Share Fractions had a value of one one-thousandth of $17,500, or $17.50, per Preferred Share Fraction at such time, the holder of each valid Right would be entitled to purchase 8 Preferred Share Fractions for $70 (or $140 worth of Preferred Share Fractions).

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the Common Shares are changed or exchanged or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event. The events set forth in this paragraph are referred to as "Section 13 Events," and the Section 11(a)(ii) Events and the Section 13 Events are collectively referred to as the "Triggering Events."

     At any time after the occurrence of a Section 11(a)(ii) Event, at the election of a majority of the Continuing Directors, the Company may exchange the Rights (other than Rights which have become void), in whole or in part, at an exchange ratio of one Preferred Share Fraction Per Right (subject to adjustment).

     The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Shares, (ii) if holders of any security of the Company are granted rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness or assets (excluding quarterly cash dividends ) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the initial Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company will not be required to issue fractional Preferred Shares, other than fractions which are integral multiples of Preferred Share Fractions (or, in the event of an appropriate election, Common Shares) and, in lieu of such fractional Preferred Shares (or Common Shares, if appropriate), an adjustment in cash will be made based on the market price of the Preferred Shares (or Common Shares, as the case may be) on the last trading date prior to the date of exercise.

     In general, at any time prior to the first to occur of (i) ten days following the Stock Acquisition Date, (ii) ten days after a person is determined to be an Adverse Person, or (iii) the Final Expiration Date, the Company, acting by a majority of the Continuing Directors, may redeem the Rights in whole, but not in part, at a price of $.005 per Right (payable in cash, stock or other consideration deemed appropriate by the Board of Directors). Immediately upon redemption of the Rights, the Rights will terminate and the only right of the holders of the Rights will be to receive the $.005 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends. The creation of the Rights should not be taxable to shareholders. Shareholders may, however, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Preferred Shares (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, including the definition of Acquiring Person or the Purchase Price, may be amended by at least a majority of the Continuing Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by at least a majority of the Continuing Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen certain time periods under the Rights Agreement. However, no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.